UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

Fifth Street Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-33901	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Bank Street, 12th Floor

White Plains, New York 10606

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 286-6800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2013, the Board of Directors (the “Board”) of Fifth Street Finance Corp. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Amended Bylaws,” and, as amended and restated on April 16, 2013, the “Second Amended Bylaws”). In addition to certain non-material modifications, the Company amended the following provisions of the Amended Bylaws:

•	Article III, Section 2 was amended to clarify that the Board currently has eight members;

•

Article IV, Section 1(c) was replaced, removing all references to the Valuation Committee of the Board in connection with the Board’s prior elimination of the Valuation Committee and merger of the Valuation Committee’s responsibilities into the Audit Committee of the Board; and

•	Article VI was amended to clarify certain rights of directors, officers and other individuals to indemnification and advancement of expenses.

The foregoing description of the amendments to the Amended Bylaws is qualified in its entirety by reference to the complete text of the Second Amended Bylaws, a copy of which is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Second Amended and Restated Bylaws of Fifth Street Finance Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2013	FIFTH STREET FINANCE CORP.

	By:	/s/ Bernard D. Berman
	Name:	Bernard D. Berman
	Title:	President